Exhibit 99.1

NEWS RELEASE
1101 E. Arapaho Road, Suite 200 Richardson, TX 75081 (972) 234-6400

Contact

Julia Kramer

jkramer@intrusion.com

P: 972-301-3635

INTRUSION Inc. Files S-1 Registration Statement and Applies for Nasdaq Uplisting

Richardson, Texas – August 25, 2020 – INTRUSION Inc. (OTCQB:INTZ), a leading provider of entity identification, high speed data mining, cybercrime and advanced persistent threat detection products, today announced that it filed a registration statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the proposed offering of shares of its common stock for sale in an underwritten public offering, including shares by a group of selling shareholders. The Company intends to use the net proceeds from the proposed offering to fund several growth initiatives, including the commercialization of its new INTRUSION Shield, the Company’s plug-and-play, AI-enabled threat detection and neutralization solution designed for the worldwide enterprise market.

INTRUSION has also filed a comprehensive listing application package with The Nasdaq Stock Market requesting an uplisting of the Company’s common stock. The Company believes it meets the initial listing requirements for The Nasdaq Stock Market except for the equity standard requirement, which INTRUSION anticipates satisfying upon closing of this proposed public offering.

Jack Blount, President and CEO, stated: “I believe that we not only have the most valuable cybersecurity threat enriched big data Cloud in the world, but also one of the most sophisticated network appliance technologies I’ve seen in my 40+ years in the industry. This proposed capital raise will provide the means to accelerate our product roadmap as we bring to market unprecedented new solutions designed to protect American enterprises of all sizes against the constant threat of cyberattacks.”

“This is an exciting time for INTRUSION,” said Joe Head, Co-Founder and SVP of Strategic Programs. “We expect an uplisting to Nasdaq will help broaden our institutional shareholder base, increase trading liquidity, improve our visibility and, ultimately, increase shareholder value as we execute against our commercial growth initiatives.”

B. Riley FBR is acting as sole bookrunner for the proposed offering. Wellington Shields is acting a financial advisor to the Company.

Board Transition

INTRUSION also announced today that Anthony (Tony) J. LeVecchio has been appointed as Chairman of the Company’s Board of Directors by unanimous vote of the Directors. LeVecchio replaces Michael L. Paxton, who has chaired the Company’s Board since November 1, 2019. LeVecchio was appointed to INTRUSION’s Board on August 6, 2020 and has served on the boards of over 20 companies including, most recently, as the Chairman of LegacyTexas Bank. He has guided companies through all phases of corporate growth and development, including IPOs, secondary offerings and Sarbanes Oxley compliance; asset, debt and equity financing; merger and acquisitions; and, implementation of corporate governance best practices.

“This transition in Board leadership is emblematic of the Company’s new strategic direction. We are committed to leveraging INTRUSION’s proprietary data assets and technology in order to execute on a growth strategy that we believe will elevate the Company to a leadership position in the commercial cybersecurity market,” said Mr. Blount.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

The listing of the Company’s common shares on The Nasdaq Stock Market remains subject to approval by Nasdaq and the satisfaction of all applicable listing and regulatory requirements. No assurance can be given that the Company’s common stock will ultimately be listed on The Nasdaq Stock Market. During the Nasdaq review process, the Company will continue to trade on the OTCQB under the current symbol: “INTZ”.

About INTRUSION Inc.

INTRUSION Inc. is a global provider of entity identification, high speed data mining, cybercrime and advanced persistent threat detection products. INTRUSION’s product families include TraceCop™ for identity discovery and disclosure, and Savant™ for network data mining and advanced persistent threat detection. INTRUSION’s products help protect critical information assets by quickly detecting, protecting, analyzing and reporting attacks or misuse of classified, private and regulated information for government and enterprise networks. For more information, please visit www.intrusion.com.

Cautionary Statement Regarding Forward Looking Information

This release may contain certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward looking statements involve a number of risks and uncertainties. Such statements include, without limitations, statements regarding the results of our proposed public offering of shares of our common stock, the expected use of the proceeds from that offering, our potential uplisting to The Nasdaq Stock Market and the anticipated benefits of such listing for the company and our shareholders, statements around our planned growth initiatives, the introduction of our new Intrusion Shield product, as well as other statements. These statements are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward looking statements. These factors include, without limitation, uncertainties related to the success of our proposed offering, the potential that we may not be able to list our common stock on The Nasdaq Stock Market and achieve the resulting benefits we expect from such uplisting, or that our planned growth strategies, including our new Intrusion Shield product, may not achieve the marketplace acceptance we expect and result in increased revenue for the company, and other facts and circumstances that might cause actual results to differ materially from our current expectations, some of which are detailed in the Company's most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.”